[GRAPHIC OMITTED][GRAPHIC OMITTED]
         For Immediate Release
         ---------------------

         Contact: Patrick A. Reynolds
                  Director of Investor Relations
                  (706) 649-4973

     Synovus Financial Corp.(R)Reports 17% Increase in Net Income for First
                                  Quarter 2001

  Core Loan Growth, Fee Income Growth, and Expense Control Drive Profitability

          Columbus, Ga., April 19, 2001 -- Synovus Financial Corp. (NYSE: "SNV"), the Columbus, Ga.-based multi-financial services company, today announced net income was $71.9 million for the first quarter 2001, up 17%, compared to $61.4 million for the same period in 2000. Diluted earnings per share were $0.25 for the quarter, up 14% over last year's $0.22. Major contributors to the growth in net income include strong growth in loans and fee income. Expense control management positively impacted the growth in net income.

          "We are very pleased to report excellent first quarter results," said James H. Blanchard, Synovus Financial Corp. Chairman and Chief Executive Officer. "Our outstanding loan growth of 18% over last year, coupled with continued strong credit quality, added substantially to our excellent results. Bank fee income increased by 22%, with mortgage revenue more than doubling over last year. Our commitment to controlling our expenses contributed significantly to our excellent results in the quarter."

              Blanchard continued, "Our vision is for Synovus to be the finest financial services company in the world. We believe that our current strategies, team members, technological advantages, and our strong balance sheet position us well for future earnings growth. We reiterate our expectations of at least 15% growth in earnings per share in 2001 and to be at the top of the 15-18% range of earnings growth by 2003."

          Return on assets for the quarter was 1.97% and return on equity was 20.08%, as compared to 1.95% and 19.75%, respectively, for the first quarter 2000. Total assets ended the quarter at $15.2 billion, an increase of 16.4% from the same period last year. Shareholders' equity at March 31, 2001, was $1.501 billion, which represented 9.89% of quarter-end assets.

          Strong asset quality trends continued during the first quarter. Reflecting the emphasis on high credit quality and credit management, the ratio of nonperforming assets to loans and other real estate was 0.49% at the end of the first quarter, as compared to 0.52% in the previous quarter. The loan loss reserve was 1.38% of loans, unchanged from the previous quarter, which provides coverage of 365% of nonperforming loans. Net charge-offs for the first quarter were 0.26% of average loans, as compared to 0.27% for the previous quarter. Provision expense for loan losses covered net charge-offs by 1.53x for the quarter.

            Post Office Box 120 / Columbus, GA 31902
                         www.synovus.com



Synovus Financial Corp.(R)Reports 17% Increase in Net Income for
First Quarter/p. 2


          Synovus banking operations' revenues increased 11% over the same period last year, while net income increased 19% over last year. Return on assets for the quarter was 1.52% and return on equity was 19.56%, compared to 1.47% and 18.60%, respectively, in first quarter of 2000. Net interest income increased by 7% versus the first quarter last year, due to net loan growth of 17.6% and a net interest margin of 4.55%, up from 4.53% in the previous quarter. Banking operations' non-interest income grew 22%, with increases in mortgage banking of 104%, service charges of 13%, and credit card fees of 13% over the same period last year. Creative Financial Group, acquired in the first quarter, added $1 million in revenue to Synovus Wealth Management. Both brokerage and trust revenues were flat due to market conditions as compared to last year. During the quarter, Synovus recorded a $4.9 million net after-tax gain from the sale of the Star System ATM network, which represented Synovus' ownership of the network. This gain compares to a $4.3 million net after-tax gain from the sale of bank branches during the first quarter last year. Total banking operations' non-interest income as a percentage of banking revenues -- excluding securities gains/losses -- was 29.6% in the quarter. G&A expenses for the quarter were up 6.0% over last year. The efficiency ratio for the quarter was 54.5% versus 56.9% for the first quarter 2000.

          TSYS reported net income of $22.0 million for the first quarter 2001, a 6.6% increase in net income over the same period last year. Revenues for the first quarter were $154.1 million, an increase of 5.7% compared with $145.9 million for the first quarter last year. Excluding revenues attributable to the Citigroup Universal Card Services' (UCS) consumer card portfolio for the first three months of 2000, pro forma revenues for the first quarter increased 14.0% compared to last year.

          TSYS expects an increase of net income for 2001 over 2000 of approximately 20%, with the third and fourth quarters' net income growing 30% over the same periods in 2000. With TSYS' contribution, Synovus' total non-interest income -- excluding securities gains/losses -- was 60.4% of revenues for the quarter versus 59.4% in the same period last year.

          Synovus will host an earnings highlights conference call at 4:15 ET, on April 19, 2001. The conference call can be accessed at www.synovus.com. Please log on 5-10 minutes ahead of the call time.

     Synovus Financial Corp. (NYSE: "SNV") is a multi-financial services company with more than $15.2 billion in assets based in Columbus, Ga. Synovus is composed of 39 banks in Georgia, Alabama, South Carolina and Florida; including pointpathbank.com (www.pointpathbank.com); an 80.8-percent stake in Total System Services, Inc. (NYSE: "TSS") (www.tsys.com), one of the world's leading payment services providers; DotsConnect (www.dotsconnect.com), which provides the e-payments link between buyers and sellers on the Web; Synovus Wealth Management, a marketing unit for securities, trust, insurance and private banking services; Synovus Mortgage Corp.; and Synovus Leasing Services. Synovus is No. 8 on FORTUNE magazine's list of "The 100 Best Companies To Work For" in 2001. See Synovus on the Web at www.synovus.com.

          This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding Synovus' expected growth in earnings per share and TSYS' expected growth in net income. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus' ability to control or predict. These factors include, but are not limited to, competitive pressures arising from aggressive competition from other lenders; factors that affect the delinquency rate on Synovus' loans and the rate at which Synovus' loans are charged off; changes in the cost and availability of funding due to changes in the deposit market and credit

                    Post Office Box 120 / Columbus, GA 31902
                                 www.synovus.com


Synovus Financial Corp.(R)Reports 17% Increase in Net Income for
First Quarter /p. 3

 market, or the way in which Synovus is perceived in such markets; changes in prevailing interest rates; the timely development of competitive new products and services and the acceptance of such by customers; the growth and profitability of Synovus' non interest or fee income, including changes in income derived from TSYS, being less than expected; Synovus' inability to control expenses; a deterioration in credit quality or a reduced demand for credit; and the effects of changes in government policy and regulations, including restrictions and/or limitations arising from banking laws, regulations and examinations. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.





































                    Post Office Box 120 / Columbus, GA 31902
                                 www.synovus.com
 Synovus Financial Corp.


 INCOME STATEMENT                                        Three Months Ended
 (Amounts in thousands, except per share data)                March 31,
                                                    ------------------------------------------
                                                        2001            2000         Change
                                                    ------------------------------------------
 Interest Income (Taxable equivalent) .............   $  294,305         251,759        16.9 %
 Interest Expense .................................      146,200         113,300        29.0
                                                    ------------------------------------------
 Net Interest Income (Taxable equivalent) .........      148,105         138,459         7.0
 Tax equivalent adjustment.........................        1,692           1,490        13.6
                                                    ------------------------------------------
 Net Interest Income ..............................      146,413         136,969         6.9
 Provision for Loan Losses ........................       10,987          10,911         0.7
                                                    ------------------------------------------
 Net Interest Income After Provision ..............      135,426         126,058         7.4
                                                    ------------------------------------------
 Non-Interest Income:
     Data Processing ..............................      150,302         139,016         8.1
     Service Charges on Deposits...................       20,037          17,803        12.5
     Fees For Trust Services ......................        5,790           5,759         0.5
     Brokerage Revenue ............................        4,326           4,497        (3.8)
     Mortgage Banking Income ......................        8,469           4,146       104.3
     Credit Card Fees .............................        4,412           3,918        12.6
     Securities Gains (Losses) ....................          418              (1)        N/A
     Other Fee Income..............................        4,337           3,476        24.8
     Other Non-Interest Income ....................       25,889          22,002        17.7
                                                    ------------------------------------------
 Total Non-Interest Income ........................      223,980         200,616        11.6
                                                    ------------------------------------------
 Non-Interest Expense:
    Personnel Expense .............................      134,268         123,885         8.4
    Occupancy & Equipment Expense .................       57,274          53,799         6.5
    Other Non-Interest Expense ....................       50,594          49,192         2.9
                                                    ------------------------------------------
 Total Non-Interest Expense .......................      242,136         226,876         6.7
                                                    ------------------------------------------
 Minority Interest in Consolidated Subsidiaries....        4,205           3,961         6.2
 Income Before Taxes ..............................      113,065          95,837        18.0
 Income Tax Expense ...............................       41,180          34,445        19.6
                                                    ------------------------------------------
 Net Income .......................................       71,885          61,392        17.1
                                                    ==========================================

 Basic Earnings per Share .........................         0.25            0.22        14.8
 Diluted Earnings per Share .......................         0.25            0.22        13.8
 Dividends Declared per Share .....................         0.13            0.11        15.9

 Return on Assets .................................         1.97            1.95           2 bp
 Return on Equity .................................        20.08           19.75          33
 Average Shares Outstanding - Basic ...............      287,707         282,163         2.0 %
 Average Shares Outstanding - Diluted .............      293,248         284,951         2.9

 bp - change is measured as difference in basis points.

 Synovus Financial Corp.

 INCOME STATEMENT                                      2001                            2000                      1st Quarter
                                                    ---------------------------------------------------------    -------------
 (Amounts in thousands, except per share data)         First       Fourth      Third      Second     First        '01 vs. '00
                                                      Quarter     Quarter     Quarter    Quarter    Quarter          Change
                                                   ---------------------------------------------------------    -------------
Interest Income (Taxable equivalent) ........... $    294,305     296,527     285,035    270,531    251,759        16.9 %
 Interest Expense ...............................      146,200     151,430     143,323    127,420    113,300        29.0
                                                   ---------------------------------------------------------    -------------
 Net Interest Income (Taxable equivalent) .......      148,105     145,097     141,712    143,111    138,459         7.0
 Tax equivalent adjustment.......................        1,692       1,555       1,471      1,531      1,490        13.6
                                                   ---------------------------------------------------------    -------------
 Net Interest Income ............................      146,413     143,542     140,241    141,580    136,969         6.9
 Provision for Loan Losses ......................       10,987      11,096       9,622     12,712     10,911         0.7
                                                   ---------------------------------------------------------    -------------
 Net Interest Income After Provision ............      135,426     132,446     130,619    128,868    126,058         7.4
                                                   ---------------------------------------------------------    -------------
 Non-Interest Income:
     Data Processing ............................      150,302     149,611     146,665    145,676    139,016         8.1
     Service Charges on Deposits.................       20,037      20,288      19,331     18,579     17,803        12.5
     Fees For Trust Services ....................        5,790       5,649       5,546      5,250      5,759         0.5
     Brokerage Revenue ..........................        4,326       4,242       3,441      3,883      4,497        (3.8)
     Mortgage Banking Income ....................        8,469       6,146       5,887      5,562      4,146       104.3
     Credit Card Fees ...........................        4,412       5,971       4,878      4,362      3,918        12.6
     Securities Gains (Losses) ..................          418         711          98        (27)        (1)       N/A
     Other Fee Income............................        4,337       4,335       3,813      3,485      3,476        24.8
     Other Non-Interest Income ..................       25,889      26,082      14,640     18,793     22,002        17.7
                                                   ---------------------------------------------------------    -------------
 Total Non-Interest Income ......................      223,980     223,035     204,299    205,563    200,616        11.6
                                                   ---------------------------------------------------------    -------------
 Non-Interest Expense:
    Personnel Expense ...........................      134,268     121,658     125,117    124,817    123,885         8.4
    Occupancy & Equipment Expense ...............       57,274      60,945      54,394     56,537     53,799         6.5
    Other Non-Interest Expense ..................       50,594      51,598      50,248     51,084     49,192         2.9
                                                   ---------------------------------------------------------    -------------
 Total Non-Interest Expense .....................      242,136     234,201     229,759    232,438    226,876         6.7
                                                   ---------------------------------------------------------    -------------
 Minority Interest in Consolidated Subsidiaries..        4,205       4,178       3,692      4,664      3,961         6.2
 Income Before Taxes ............................      113,065     117,102     101,467     97,329     95,837        18.0
 Income Tax Expense .............................       41,180      42,420      36,736     35,577     34,445        19.6
                                                   ---------------------------------------------------------    -------------

 Net Income .....................................       71,885      74,682      64,731     61,752     61,392        17.1
                                                   ==========================================================    ============


 Basic Earnings per Share .......................         0.25        0.26        0.23       0.22       0.22        14.8
 Diluted Earnings per Share .....................         0.25        0.26        0.23       0.22       0.22        13.8
 Dividends Declared per Share ...................         0.13        0.11        0.11       0.11       0.11        15.9

 Return on Assets ...............................         1.97 %      2.09 %      1.87 %     1.88 %     1.95 %         2 bp
 Return on Equity ...............................        20.08       21.75       19.54      19.40      19.75         33
 Average Shares Outstanding - Basic .............      287,707     284,423     284,149    283,457    282,163         2.0 %
 Average Shares Outstanding - Diluted ...........      293,248     288,559     287,392    286,605    284,951         2.9

 bp - change is measured as difference in basis points.

Synovus Financial Corp.

 SELECTED BALANCE SHEET DATA                         2001                            2000                                1st Quarter
                                             ----------------------------------------------------------------------      -----------
 (Amounts in thousands, except per share data)     First      Fourth         Third        Second          First          '01 vs. '00
                                                 Quarter     Quarter        Quarter      Quarter         Quarter           Change
                                             ----------------------------------------------------------------------      -----------
 Total Assets................................$  15,181,807  14,908,092    14,105,157    13,685,928      13,048,240        16.4 %
 Investment Securities.......................    2,063,315   2,077,928     2,044,152     2,029,580       2,021,871         2.0
 Loans (net of unearned income)..............   11,155,864  10,751,887    10,454,999    10,071,234       9,492,579        17.5
 Total Deposits..............................   11,487,328  11,161,710    10,423,641    10,132,131       9,690,236        18.5
     Demand Deposits.........................    1,725,783   1,726,817     1,592,184     1,678,714       1,637,516         5.4
     Certificates of Deposit.................    5,368,835   5,132,065     4,980,595     4,685,702       4,333,998        23.9
     Savings Accounts........................      423,292     404,806       430,961       441,288         451,751        (6.3)
     NOW Accounts............................    1,638,446   1,749,971     1,431,054     1,424,644       1,436,751        14.0
     Money Market............................    2,330,972   2,148,051     1,988,847     1,901,783       1,830,220        27.4

 Shareholders'  Equity.......................    1,501,444   1,417,171     1,343,540     1,294,165       1,256,629        19.5

 Book Value Per Share........................         5.18        4.98          4.73          4.56            4.45        16.4
 Equity to Assets............................         9.89        9.51          9.53          9.46            9.63          26 bp
 Loan to Deposit Ratio.......................        97.11       96.33        100.30         99.40           97.96         (85)
 Demand Deposits / Total Deposits............        15.02       15.47         15.27         16.57           16.90        (188)
 Common Shares Outstanding...................      289,766     284,643       284,179       284,086         282,282         2.7 %



 CREDIT QUALITY DATA                                2001                             2000                               1st Quarter
                                             ----------------------------------------------------------------------      -----------
 (Dollars in thousands)                             First      Fourth         Third        Second           First       '01 vs. '00
                                                   Quarter     Quarter       Quarter       Quarter         Quarter        Change
                                             ----------------------------------------------------------------------      -----------
 Nonperforming  Loans........................$      42,221      41,709        45,974        39,632          34,170        23.6 %
 Other Real Estate...........................       12,309      13,898         9,408         7,839           8,803        39.8
 Nonperforming  Assets.......................       54,530      55,607        55,382        47,471          42,973        26.9
 Allowance for Loan Losses...................      153,916     147,867       143,974       140,539         134,035        14.8

 Net Charge-Offs  -  Quarter.................        7,198       7,203         6,187         6,208           4,434        62.3
 Net Charge-Offs  -  YTD.....................        7,198      24,032        16,829        10,642           4,434        62.3
 Net Charge-Offs / Average Loans  -  Quarter.         0.26        0.27          0.24          0.25            0.19           7  bp
 Net Charge-Offs / Average Loans  -  YTD.....         0.26        0.24          0.23          0.22            0.19           7

 Nonperforming Loans / Loans & ORE...........         0.38        0.39          0.44          0.39            0.36           2
 Nonperforming Assets / Loans & ORE..........         0.49        0.52          0.53          0.47            0.45           4
 Allowance / Loans...........................         1.38        1.38          1.38          1.40            1.41          (3)

 Allowance / Nonperforming Loans.............       364.55      354.52        313.17        354.61          392.27         (2,772)
 Allowance / Nonperforming Assets............       282.26      265.91        259.97        296.05          311.91         (2,965)

 bp - change is measured as difference in basis points.

Synovus Financial Corp.

Synovus Financial Corp.


 AVERAGE BALANCES AND YIELDS/RATES
 (Amounts in thousands)

                                                                        2001                            2000
                                                          --------------------------------------------------------------------------
                                                                       First         Fourth      Third       Second       First
                                                                      Quarter       Quarter     Quarter      Quarter      Quarter
 Interest Earning Assets                                  --------------------------------------------------------------------------
------------------------
 Investment Securities....................................  $       2,019,418     2,066,747   2,076,443    2,079,584    2,057,892
    Yield.................................................               6.49 %        6.44        6.39         6.33         6.32

 Loans, Net...............................................  $      10,875,712    10,481,789  10,077,078    9,630,646    9,137,781
    Yield.................................................               9.58 %        9.84        9.79         9.78         9.53

 Mortgage Loans Held for Sale.............................  $         143,613       107,266     119,377      100,498       75,966
    Yield.................................................               7.43 %        7.93        8.12         8.04         8.03

 Federal Funds Sold.......................................  $         116,245       100,231      88,095       75,888       82,544
    Yield.................................................               5.90 %        6.73        6.89         6.42         5.90

 Time Deposits with Banks.................................  $           5,598         3,315       2,437        1,004        1,475
    Yield.................................................               5.05 %        6.88        9.80         8.85         6.64
------------------------------------------------------------------------------------------------------------------------------------
 Total Interest Earning Assets............................  $      13,160,586    12,759,348  12,363,430   11,887,620   11,355,658
    Yield                                                                9.05 %        9.25        9.18         9.14         8.92
------------------------------------------------------------------------------------------------------------------------------------
 Interest Bearing Liabilities
-----------------------------
 Time Deposits Over $100,000..............................  $       2,655,281     2,541,805   2,409,826    2,052,892    1,804,601
    Rate..................................................               6.45 %        6.62        6.47         6.08         5.70

 Time Deposits Under $100,000.............................  $       2,653,402     2,553,801   2,498,105    2,462,291    2,455,510
    Rate..................................................               6.19 %        6.15        5.92         5.60         5.33

 Other Interest Bearing Deposits..........................  $       4,159,123     3,942,170   3,767,410    3,716,475    3,652,493
    Rate..................................................               3.55 %        3.90        3.82         3.60         3.36

 Federal Funds Purchased..................................  $         939,064     1,163,725   1,188,934    1,311,583    1,297,801
    Rate..................................................               5.59 %        6.48        6.42         6.18         5.69

 Other Short-Term Borrowings..............................  $           8,687         6,935       8,991       10,614        8,771
    Rate..................................................               5.14 %        6.43        5.48         6.11         5.60

 Other Borrowings.........................................  $         867,715       719,639     660,351      532,531      398,490
    Rate..................................................               6.38 %        6.33        6.60         6.09         5.93
------------------------------------------------------------------------------------------------------------------------------------
 Total Interest Bearing Liabilities                         $      11,283,272    10,928,075  10,533,617   10,086,386    9,617,666
    Rate                                                                 5.24 %        5.49        5.39         5.06         4.73
------------------------------------------------------------------------------------------------------------------------------------
 Non-Interest Bearing Demand Deposits.....................  $       1,634,027     1,562,935   1,569,023    1,588,252    1,528,089
 Shareholders' Equity.....................................  $       1,451,560     1,365,732   1,317,936    1,280,135    1,249,893
 Total Assets.............................................  $      14,792,026    14,224,874  13,736,068   13,220,498   12,672,801
------------------------------------------------------------------------------------------------------------------------------------
 Spread                                                                  3.81 %        3.76        3.79         4.08         4.19
 Net Interest Margin                                                     4.55 %        4.53        4.57         4.83         4.90
------------------------------------------------------------------------------------------------------------------------------------